UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 19, 2020

MICROCHIP TECHNOLOGY INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199

(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	MCHP	NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Exchange Transactions

On November 20, 2020, Microchip Technology Incorporated (the “Company,” “Microchip,” “we,” “us” or “our”) issued a press release announcing that it had entered into separate privately-negotiated exchange agreements (the “Exchange Agreements”), with certain holders of its outstanding 1.625% Convertible Senior Subordinated Notes due 2025 (the “2025 Notes”), 1.625% Convertible Senior Subordinated Notes due 2027 (the “2027 Notes”) and 2.250% Convertible Junior Subordinated Notes due 2037 (the “2037 Notes” and, together with the 2025 Notes and the 2027 Notes, collectively, the “Existing Notes”), pursuant to which Microchip will issue, deliver and pay, as the case may be, an aggregate of (a) $609.0 million principal amount of 0.125% Convertible Senior Subordinated Notes due 2024 (the “New Notes”), (b) a certain number of shares of Microchip’s common stock, par value $0.001 per share (the “Common Stock”), based on the Reference Price (as defined below) and (c) $421.0 million in cash, collectively, in exchange for approximately $90.0 million principal amount of the 2025 Notes, approximately $532.3 million principal amount of the 2027 Notes and approximately $407.7 million principal amount of the 2037 Notes (the “Exchange Transactions”). The foregoing amounts of cash and stock are subject to adjustment during a one day measurement period ending November 20, 2020. Accordingly, such approximate amounts are estimates based on an assumed price per share of Common Stock equal to the closing price per share of Common Stock on The Nasdaq Global Select Market on the date of the applicable Exchange Agreement, the Reference Price used in the Exchange Transactions. The actual amounts of cash paid and shares of Common Stock issued could vary depending on changes in the trading price of the Common Stock during the measurement period.

The Exchange Transactions are expected to close on or about December 1, 2020. Following the closing of the Exchange Transactions, $222.4 million in aggregate principal amount of 2025 Notes will remain outstanding, $512.0 million in aggregate principal amount of 2027 Notes will remain outstanding and $278.6 million in aggregate principal amount of 2037 Notes will remain outstanding, in each case, with terms unchanged. The issuance of the New Notes will occur under an indenture related to the New Notes, to be dated on or around December 1, 2020, between Microchip and Wells Fargo Bank, National Association.

The New Notes will represent senior unsecured obligations of Microchip that will be subordinated to Microchip’s senior debt and will pay interest semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2021, at a rate of 0.125% per annum. The New Notes will mature on November 15,

2024, unless earlier converted, redeemed or repurchased. Prior to the close of business on the business day immediately preceding August 15, 2024, the New Notes will be convertible at the option of holders only upon the satisfaction of certain conditions and during certain periods. On or after August 15, 2024 until close of business on the second scheduled trading day preceding maturity, the New Notes will be convertible at the option of the holders at the applicable conversion rate at any time irrespective of these conditions. The New Notes will be convertible into cash, shares of Microchip’s Common Stock or a combination of cash and shares of Microchip’s Common Stock, at Microchip’s election. The initial conversion rate of the New Notes will be determined using a conversion premium of approximately 40% above the 10b-18 volume weighted average price of Microchip’s Common Stock during a one-day measurement period ending November 20, 2020 (the “Reference Price”), and will be subject to customary anti-dilution adjustments. On or after November 20, 2022, Microchip may redeem for cash all or any portion of the New Notes if the last reported sale price of Microchip’s Common Stock has been at least 130% of the conversion price for the New Notes for at least 20 trading days during any 30 consecutive trading day period.

If Microchip undergoes a fundamental change (as defined in the indenture governing the New Notes), holders may require Microchip to purchase for cash all or part of their New Notes at a purchase price equal to 100% of the principal amount of the New Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, if certain make-whole fundamental changes occur or Microchip calls the New Notes for redemption, Microchip will, in certain circumstances, increase the conversion rate for any New Notes converted in connection with such make-whole fundamental change or redemption.

Microchip will not receive any cash proceeds from the Exchange Transactions. In exchange for issuing, delivering and paying, as applicable, the New Notes, shares of Microchip’s Common Stock and cash pursuant to the Exchange Transactions, Microchip will receive and cancel the exchanged Existing Notes. Microchip will fund the cash portion of the Exchange Transactions with borrowings under that certain Amended and Restated Credit Agreement, dated as of May 29, 2018, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, and with existing cash and cash equivalents.

The Exchange Transactions are being conducted as a private placement and the shares of Common Stock to be issued in the Exchange Transactions will be issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and were offered only to persons believed to be either (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. The Company is relying on this exemption from registration based on the representations made by the holders of the Notes participating in the Exchange Transactions.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Exchange Agreement, a copy of which was filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Capped Call Transactions

On November 19, 2020, in connection with the Exchange Agreements, Microchip entered into capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). The Capped Call Transactions are expected generally to reduce the potential dilution to Microchip’s Common Stock upon any conversion of New Notes and/or offset any cash payments Microchip is required to make in excess of the principal amount of converted New Notes, as the case may be, in each case upon conversion of the New Notes. The strike price of the Capped Call Transactions is set at approximately 40% above the Reference Price, subject to a cap price of 75% above the Reference Price.

In connection with establishing their initial hedge positions in respect of the Capped Call Transactions, Microchip expects that the Option Counterparties will purchase shares of Microchip’s Common Stock and/or enter into various derivative transactions with respect to Microchip’s Common Stock concurrently with the execution of the exchange and/or during (and/or shortly after) the one-day measurement period described above. In addition, in the event of certain market disruptions, the period during which the Option Counterparties will engage in such activities may be extended by up to five business days, in which case, Microchip will correspondingly postpone the closing date of the Exchange Transactions. This activity could increase (or reduce the size of any decrease in) the market price of Common Stock or the New Notes at that time.

In addition, the Option Counterparties may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Microchip’s Common Stock and/or purchasing or selling Microchip’s Common Stock or other securities in secondary market transactions following the execution of the exchange and prior to the maturity of the New Notes (and are likely to do so during any observation period related to a conversion of the New Notes or following any redemption or repurchase of the New Notes by the Company). This activity could also cause or avoid an increase or a decrease in the market price of Common Stock or the New Notes, which could affect the value of the shares of Common Stock that holders of the New Notes will receive upon conversion of the New Notes.

The description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the form of Capped Call Confirmation, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement

10.2	Form of Capped Call Confirmation

99.1	Microchip Technology Incorporated Announces Private Placement of $609 Million Principal Amount of 0.125% Convertible Senior Subordinated Notes due 2024 and Related Exchange Transactions

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microchip Technology Incorporated
Date: November 20, 2020

	By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer